Exhibit 10.15(b)

SECOND Amendment to

SECOND AMENDED AND RESTATED Loan and security agreement

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 22nd day of September, 2020 by and between SILICON VALLEY BANK, a California corporation (“Bank”) and OWLET BABY CARE INC., a Delaware corporation (“Borrower”).

Recitals

A.           Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of April 22, 2020, as amended by that certain First Amendment to Second Amended and Restated Loan and Security Agreement by and between Bank and Borrower dated as of April 23, 2020, but effective as of April 22, 2020 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.           Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.           Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D.           Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.           Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.           Amendments to Loan Agreement.

2.1          Section 2.4 (Growth Capital Advances). Section 2.4(c) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(c)          Principal and Interest Payments. For each Growth Capital Advance, commencing on the Conversion Date and continuing on each Payment Date thereafter, Borrower shall repay each Growth Capital Advance in thirty (30) consecutive equal monthly payments of principal, each in an amount which would fully amortize the outstanding Growth Capital Advances, as of the Conversion Date, over the Growth Capital Repayment Period, plus accrued interest, which interest shall be calculated at the rate set forth in Section 2.6(a)(ii). All unpaid principal and accrued and unpaid interest on the Growth Capital Advances is due and payable in full on the Growth Capital Maturity Date.

2.2          Section 2.6 (Payment of Interest on the Credit Extensions). Section 2.6(a)(ii) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(ii)         Growth Capital Advances. Subject to Section 2.6(b), the principal amount outstanding under each Growth Capital Advance shall accrue interest at a floating per annum rate equal to the greater of (A) three and one-half of one percent (3.50%) above the Prime Rate, or (B) six and one-half of one percent (6.50%), which interest shall be payable monthly in accordance with Section 2.6(d) below.

2.3          Section 8.6 (Other Agreements). Section 8.6 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

8.6           Other Agreements. There is, under any agreement to which Borrower or any Guarantor is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Two Hundred Fifty Thousand Dollars ($250,000); (b) any breach or default by Borrower or Guarantor, the result of which could have a material adverse effect on Borrower’s or any Guarantor’s business; or (c) an event of default under the PPP Loan;

2.4          Section 13 (Definitions).

(a)          The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

“Borrowing Base” is (a) eighty percent (80%) of Eligible Accounts, plus (b) the lesser of the Inventory Advance Rate or the Eligible Inventory Cap, each as determined by Bank from Borrower’s most recent Borrowing Base Statement (and as may subsequently be updated by Bank based upon information received by Bank including, without limitation, Accounts that are paid and/or billed following the date of the Borrowing Base Statement); provided, however, that Bank has the right to decrease each and any of the foregoing percentage, the Inventory Advance Rate and Eligible Inventory Cap (if applicable) in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value.

“Conversion Date” means November 1, 2021.

“Growth Capital Repayment Period” is a period of time, for each Growth Capital Advance, equal to thirty (30) months commencing on the Conversion Date and continuing through the Growth Capital Maturity Date.

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“Interest-Only Period” is, for each Growth Capital Advance, from the date of such Growth Capital Advance through October 31, 2021.

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Prepayment Fee, the Anniversary Fee, the Unused Revolving Line Facility Fee, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents (other than the Warrant and the PPP Loan), or otherwise, including, without limitation, all obligations relating to Bank Services and interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents (other than the Warrant and the PPP Loan).

“Reserves” means, as of any date of determination, such amounts as Bank may from time to time establish and revise in its good faith business judgment, reducing the amount of Advances and other financial accommodations which would otherwise be available to Borrower (a) to reflect events, conditions, contingencies or risks which, as determined by Bank in its good faith business judgment, do or may adversely affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of Borrower or any Guarantor, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Bank’s reasonable belief that any collateral report or financial information furnished by or on behalf of Borrower or any Guarantor to Bank is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Bank determines constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

“Tranche Two Draw Period” is, subject to Bank determining that Borrower has achieved the Tranche Two Milestone, the period of time commencing on December 31, 2020 and continuing through the earlier to occur of (a) October 31, 2021, and (b) the occurrence and continuance of an Event of Default. (For the avoidance of doubt, any Events of Default waived by Bank or cured within the applicable cure periods specified by Bank shall not irrevocably terminate the Tranche Two Draw Period.)

(b)          The defined term “Permitted Indebtedness” in Section 13.1 of the Loan Agreement is hereby amended by deleting clause (g) in the definition of Permitted Indebtedness and replacing it with the following clauses (g) and (h):

(g)          Borrower’s Indebtedness to Bank incurred pursuant to the PPP Loan; and

(h)          extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (g) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

(c)          The following new defined term and its definition are hereby inserted alphabetically in Section 13.1 of the Loan Agreement:

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“PPP Loan” means the unsecured loan in the principal amount of Two Million Seventy Five Thousand Four Hundred Ninety Two Dollars and Fifty Cents ($2,075,492.50) from Bank to Borrower in connection with the Paycheck Protection Program under the U.S. Small Business Administration, Coronavirus Aid, Relief, and Economic Security Act.

(d)          The defined terms “Accounts Payable Reserve” and “Applicable Number”, and their respective definitions as set forth in Section 13.1 of the Loan Agreement are hereby deleted in their entirety and all occurrences of and references to such terms in the Loan Agreement are hereby deleted in their entirety and from and after the date of this Amendment shall be of no further force and effect under the Loan Agreement.

3.           Limitation of Amendments.

3.1          The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2          This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

3.3          In addition to those Events of Default specifically enumerated in the Loan Documents, the failure to comply with the terms of any covenant or agreement contained herein shall constitute an Event of Default and shall entitle the Bank to exercise all rights and remedies provided to the Bank under the terms of any of the other Loan Documents as a result of the occurrence of the same.

4.           Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1          Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2          Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3          The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

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4.4          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7          This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.           Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6.           Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.           Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

[Signature page follows.]

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

Owlet Baby Care Inc.

By:	/s/ Michael Abbott
Name: Michael Abbott
Title: President and Chief Financial Officer

BANK:

SILICON VALLEY BANK

By:	/s/ Jordan Rigberg
Name: Jordan Rigberg
Title: Vice President

[Signature Page to Second Amendment to Second Amended and Restated Loan and Security Agreement]